Foamex L.P.
                           Foamex Capital Corporation
                           SUBSIDIARIES OF REGISTRANTS
                             as of December 28, 2003


                                                  State or Other Jurisdiction
Subsidiaries                                          of Incorporation

Espumas Foamex Espana, S.L.                                    Spain
Foamex Asia, Inc.                                              Delaware
Foamex Canada Inc.                                             Canada
Foamex Carpet Cushion LLC                                      Delaware
Foamex de Acuna, S.A. de C.V.                                  Mexico
Foamex de Mexico, S.A. de C.V.                                 Mexico
Foamex de Cuautitlan, S.A. de C.V.                             Mexico
Foamex de Juarez, S.A. de C.V.                                 Mexico
Foamex Latin America, Inc.                                     Delaware
Foamex Mexico, Inc.                                            Delaware
Foamex Mexico II, Inc.                                         Delaware
Grupo Foamex de Mexico, S.A. de C.V.                           Mexico
Servicios Administrativos Foamex, S.A. de C.V.                 Mexico
Maquila Foamex, S.A. de C.V.                                   Mexico
Corte y Costura Foamex, S.A. de C.V.                           Mexico
Administration Foamex, S.A. de C.V.                            Mexico